Exhibit 99.1 Press Release

INTERACTIVE DATA REPORTS SECOND-QUARTER 2009 RESULTS

Company Reaffirms 2009 Income from Operations and Net Income Outlook

Despite Lower Anticipated Full-Year 2009 Revenue

BEDFORD, Mass – July 23, 2009 – Interactive Data Corporation (NYSE: IDC) today reported its financial results for the second quarter ended June 30, 2009. Interactive Data’s second-quarter 2009 revenue was $185.0 million, compared with $186.1 million in the second quarter of 2008. Income from operations in the second quarter of 2009 was $50.6 million, compared with $50.0 million in the same period one year ago. Net income attributable to Interactive Data for the second quarter of 2009 was $33.1 million, or $0.34 per diluted share, compared with net income of $33.5 million, or $0.35 per diluted share, in the second quarter of 2008.

“Our Company continued to navigate challenging market conditions during the second quarter of 2009,” stated Ray D’Arcy, Interactive Data’s president and chief executive officer. “We made progress during the quarter to drive increased adoption of our core institutional services, which reflects positively on the strength of our fixed income evaluations and reference data services, as well as our ability to respond with new services that address key customer needs around the world. Despite this progress, we confronted underlying revenue softness arising from the difficult economic environment. In addition, our second-quarter 2009 financial performance was further affected by the impact associated with negative changes in foreign exchange rates during the past 12 months. We also recorded a $10.5 million out-of-period accounting adjustment related to the write-down of certain assets and the accrual of certain liabilities associated with the Company’s European real-time market data services operation. In response to our financial performance to date and the impact that market conditions will likely have upon our business during the second half of the year, we initiated significant cost-reduction actions during the second quarter.”

D’Arcy continued, “Our core institutional services have remained relatively resilient and that resiliency enabled us to produce organic revenue growth of 3.1% this quarter. In the current environment, however, customers continue to closely scrutinize their spending on financial market data and related solutions. This dynamic contributed to more moderate growth in usage-related revenue and continued to put pressure on our institutionally oriented retention rates. These metrics remained below traditional levels due to elevated cancellation levels, particularly for our real-time market data services. We have also continued to experience erosion within our traditional active trader subscriber base.”

D’Arcy concluded, “As we look ahead, we continue to see attractive growth prospects in certain product areas, such as our fixed income evaluations, reference data, and our institutionally oriented Web-based and desktop solutions. Our offerings in these areas provide our customers with access to valuable information and tools, and deliver high value in helping them with their mission-critical valuation, risk management, compliance and wealth management challenges. Although we remain optimistic about our prospects in these areas, we expect that usage-related revenue will continue growing at a more modest pace and product areas such as our real-time market data services, fixed income analytics and our eSignal offerings in the active trader market will remain challenged in the current environment. Based primarily on these trends, we’ve lowered our revenue outlook for 2009 accordingly. Nevertheless, we have reaffirmed our guidance for 2009 income from operations and net income as we aggressively manage the cost base of our business. We believe that our recent cost-saving measures recalibrate our near-term spending in line with anticipated revenue. Just as important, these actions enable us to continue making important investments in our fixed income evaluation capabilities, delivery platforms and infrastructure that we believe are critical to our future success. We move forward with the sound financial foundation, strong customer relationships, extensive global distribution channels and compelling set of offerings that position us well to capitalize on the opportunities we see ahead.”

Out-of-Period Accounting Adjustment

As mentioned above, Interactive Data’s second-quarter 2009 results included a $10.5 million out-of-period accounting adjustment related to the write-down of certain assets and the accrual of certain liabilities associated with the Company’s European real-time market data services operation. The Company’s European real-time market data services operation represented approximately five percent of the Company’s total revenue in 2008. The out-of-period accounting adjustment decreased second-quarter 2009 revenue by approximately $2.0 million and increased 2009 second-quarter total costs by approximately $8.5 million, which is mostly related to data acquisition expenses that were not properly recorded in prior periods, primarily in 2008 and the first quarter of 2009. This matter is not expected to have a significant impact on the Company’s ongoing operations. All expenses related to this out-of-period accounting adjustment have been paid, and the Company’s relationships with its customers and business partners have been unaffected. The Company recorded the out-of-period accounting adjustment after various management reviews were conducted following the departure of an accountant within the European real-time market data services operation. Based on management’s reviews to date, the Company believes that this former employee incorrectly recorded certain journal entries, and that those errors were limited to the European real-time market data services operation. The Company is taking action to enhance the control deficiencies that contributed to the errors, including the clarification and centralization of the financial reporting lines within its various business units, and the recruitment of additional senior-level financial management and staff to its finance team. Certain aspects of the Company’s review are ongoing.

The Company does not believe that the effects of the out-of-period accounting adjustment are material to its estimated full-year 2009 financial results. The Company also does not believe that the out-of-period accounting adjustment, individually or in the aggregate, is material to any previously issued annual or quarterly financial statements. Because the out-of-period accounting adjustment, both individually or in the aggregate, was not material to any of the prior year’s financial statements and is not expected to be material to its estimated full-year 2009 financial results, the out-of-period accounting adjustment was recorded in the Company’s financial statements for the second quarter of 2009. As a result of all of these factors, the Company has not restated its previously issued annual financial statements or interim financial data.

A table summarizing the out-of-period accounting adjustment and its allocation to earlier reporting periods has been included on page 16 of this press release.

Segment Reporting, Related Operating Highlights and Revenue by Geography

Institutional Services Segment:

•

Interactive Data Pricing and Reference Data reported second-quarter 2009 revenue of $123.2 million, an increase of $5.4 million, or 4.6%, over the prior year’s second quarter (or an increase of $12.3 million, or 10.5%, before the effects of foreign exchange). Kler’s Financial Data Service S.r.l. (Kler’s), which we acquired in August 2008, contributed revenue of $2.6 million in the second quarter of 2009. NTT DATA Financial (NDF), in whom we acquired a majority interest in December 2008 and subsequently acquired an additional 10% interest during the second quarter of 2009, contributed an incremental $2.2 million to second-quarter 2009 revenue. Excluding the contributions from Kler’s and NDF, related intercompany eliminations associated with NDF and the effects of foreign exchange, second-quarter 2009 organic revenue for this business increased by $7.5 million, or 6.4%, over the same period last year primarily as a result of expanding business with existing customers in both North America and Europe. During the second quarter, the Pricing and Reference Data business introduced the Options Volatility Service, and broadened its Evaluated Services capabilities with new informational resources, transparency tools and expanded coverage of mortgage-backed securities.

•

Interactive Data Real-Time Services generated second-quarter 2009 revenue of $32.8 million, a decrease of $5.1 million, or 13.3%, over the same quarter last year (or a decrease of $0.9 million, or 2.4%, before the effects of foreign exchange). The decline in organic revenue resulted from higher cancellations of real-time market data services, partially offset by solid revenue growth for its Web-based solutions. During the second quarter of 2009, this business established alliances with software vendor Aleri, and transaction connectivity and trading solutions provider ULLINK. In addition, on July 20, 2009, the Company announced a significantly expanded relationship with Pershing that now includes access to a customized, Web-based portal as well as its Market-Q desktop application.

•

Interactive Data Fixed Income Analytics reported revenue for the second quarter of 2009 of $8.2 million, an increase of $0.1 million, or 0.9%, from last year’s second quarter (or an increase of $0.1 million, or 1.0%, before the effects of foreign exchange). In late June 2009, this business announced that a number of city and state government investment managers, including the City of Los Angeles and the San Francisco Employees’ Retirement System, are now subscribing to BondEdge®.

Active Trader Services Segment:

•

eSignal’s second-quarter 2009 revenue of $20.8 million decreased by $1.5 million, or 6.9%, from the second quarter of 2008 (or a decline of $0.9 million, or 4.1%, before the effects of foreign exchange). The decline in the eSignal direct subscriber base and lower advertising revenue more than offset higher average subscription fees. As of June 30, 2009, eSignal managed approximately 57,200 direct subscription terminals, which is 3.1% lower than the same period last year. eSignal’s recent highlights include continued enhancement of its offerings and the above-mentioned adoption of its Market-Q offering by Pershing.

Revenue by Geography:

•

Interactive Data’s total North American second-quarter 2009 revenue grew 0.2% to $131.8 million from the same period last year as growth in its evaluations and reference data services was mostly offset by revenue weakness in its real-time market data and eSignal product areas. Excluding eliminations associated with the Company’s redistribution relationship with NDF in Japan, Interactive Data’s total North American second-quarter 2009 organic revenue grew 1.1%. The Company’s second-quarter 2009 revenue in Europe decreased 9.0% to $45.5 million from the second quarter one year ago. Excluding the effects of foreign exchange and the contribution from Kler’s, second-quarter 2009 organic revenue in Europe grew 8.0% primarily as a result of higher demand for its independent fixed income evaluated pricing and reference data services and modest growth in its Web-based solutions. Interactive Data’s Asia-Pacific revenue of $7.7 million in the second quarter of 2009 grew 65.6% from the second quarter of 2008 due to the NDF contribution, as well as higher revenue in Australia and Hong Kong. Excluding the effects of foreign exchange and the contribution from NDF, Asia-Pacific organic revenue grew 8.9% during the second quarter of 2009.

•

A table comparing revenue by geography, including the impact of foreign exchange as a percentage of total revenue for the three months and six months ended June 30, 2009 and 2008, for each of Interactive Data’s major geographic regions has been included on page 13 of this press release.

Other Second-Quarter 2009 Financial and Operating Highlights

Effects of Foreign Exchange:

•

Interactive Data’s second-quarter 2009 revenue was unfavorably impacted by $11.8 million due to the effects of foreign exchange resulting from a stronger US dollar in comparison with the second quarter of 2008. Second-quarter 2009 revenue before the effects of foreign exchange grew by $10.6 million, or 5.7%, over the same period in 2008. Total costs and expenses in the second quarter of 2009 were reduced by $8.3 million as a result of the effects of foreign exchange. Second-quarter 2009 total costs and expenses before the effects of foreign exchange increased by $6.6 million, or 4.8%, over the second quarter of 2008.

•

A table comparing the average foreign exchange rates during the three months and six months ended June 30, 2009 versus the comparable periods of 2008 in three of the Company’s primary overseas currencies (as measured against the U.S. dollar) is provided on page 15 of this press release.

Cash Position, Stock Buyback Activities, and Quarterly Cash Dividend:

•

As of June 30, 2009, Interactive Data had no outstanding debt and had cash, cash equivalents and marketable securities of $269.5 million. During the second quarter of 2009, Interactive Data repurchased 321,200 shares of its common stock at an average price of $23.05 per share. Entering the third quarter of 2009, nearly 2.5 million shares were available for repurchase under the existing stock buyback program. During the second quarter of 2009, Interactive Data paid $18.8 million to stockholders in connection with its regular quarterly dividend of $0.20 per share to stockholders.

NDF:

•

During the second quarter of 2009, Interactive Data acquired an additional 10% interest in NDF (which has since been renamed as Interactive Data Japan) for 302 million yen (or approximately U.S. $3.2 million based on exchange rates at the time of the transaction). This transaction brought the Company’s ownership of the outstanding equity in NDF to 90%. With a firm commitment in place to acquire the remaining outstanding equity by the end of 2010, Interactive Data’s future financial statements will reflect 100% ownership of this business.

Board of Directors Changes:

•

On July 14, 2009, Interactive Data announced that Donald C. Kilburn, Victor R. Simone and Luke Swanson were appointed to the Company’s Board of Directors. These appointments bring the total number of directors actively serving on the Board to 10.

First-Half 2009 Results

•

For the first six months ended June 30, 2009, Interactive Data reported revenue of $371.0 million, an increase of $3.2 million, or 0.9%, from $367.9 million in the same period last year. Foreign exchange reduced first-half 2009 revenue by $26.8 million and acquisitions contributed an incremental $9.0 million during that same period. Excluding the effects of foreign exchange and the net impact of acquisitions, first-half 2009 organic revenue grew by 5.7%. Total costs and expenses increased $3.2 million, or 1.2%, to $272.1 million in the first half of 2009. Net income attributable to Interactive Data during the first half of 2009 was $65.1 million, or $0.68 per diluted share, versus $65.8 million, or $0.68 per diluted share, in the comparable period of 2008. The effective tax rate for first half of 2009 was 34.8% compared with 36.2% in the same period last year.

2009 Outlook

Market conditions in 2009 are expected to remain challenging. Overall spending on market data and related services by customers in the financial services industry in 2009 is being influenced by various factors including delayed sales cycles, cost-containment activities, the impact of recent mergers and acquisitions, and overall economic conditions. Based on our results to date and expected performance during the second half of the year compared with 2008, we have implemented significant cost-reduction actions, including the elimination of 2009 annual merit-based salary increases and substantial reductions to certain 2009 incentive bonus compensation programs. We have updated our 2009 non-GAAP and GAAP outlook as follows:

Non-GAAP:

•

2009 organic revenue growth over 2008 (on a percentage change basis) is now expected to be at the low end of the low-single digit range. This compares with prior guidance that called for the organic revenue growth to be in the mid-single digit range.

•	2009 organic income from operations growth versus 2008 (on a percentage change basis) is unchanged from prior guidance that called for growth in the mid-single digit range.

GAAP:

•

2009 revenue is now expected to be roughly flat with 2008. This compares with prior guidance that called for 2009 revenue growth over 2008 (on a percentage change basis) to be at the low end of the low single digit range.

•	This forecast still includes an anticipated positive impact of approximately two percentage points from acquisitions completed in 2008.

•

Our prior revenue guidance assumed that 2009 revenue would be negatively impacted by approximately six percentage points associated with changes in foreign exchange rates. Our revenue forecast now includes a negative impact of approximately four percentage points associated with changes in foreign exchange rates as of June 30, 2009.

•	2009 income from operations versus 2008 (on a percentage change basis) is unchanged from prior guidance that called for the decline in 2009 income from operations to be in the low single digit range.

•	This forecast still includes an anticipated positive impact of approximately two percentage points from acquisitions completed in 2008.

•

Our prior guidance assumed that changes in foreign exchange rates would negatively impact 2009 income from operations by more than five percentage points. This forecast now includes a negative impact of at least four percentage points related to changes in foreign exchange rates as of June 30, 2009.

•	The effective 2009 annual tax rate is still expected to be in the range of 35.0% to 36.0%.

•

2009 net income attributable to Interactive Data versus 2008 (on a percentage change basis) is unchanged from our prior guidance. We still expect that 2009 net income will decline in the low-to-mid single digit range.

•	2009 capital expenditures are now expected to be in the range of $54.0 million to $56.0 million versus our prior capital expenditure guidance of $56.0 million to $58.0 million.

•

The forecast now includes expenditures of $7.0 million to $8.0 million for leasehold improvements related to the planned relocation of our midtown New York office and refurbishment of our European headquarters in London. We expect that approximately 30% of these leasehold improvements will be reimbursed by each respective landlord during this year with an additional 20% to be reimbursed in 2010.

Conference Call Information

Interactive Data Corporation’s management will conduct a conference call on Thursday, July 23, 2009 at 11:00 a.m. Eastern Time to discuss the second-quarter 2009 results, related financial and statistical information, and additional business matters. The dial-in number for the conference call is (706) 679-4631 and the related access code is 17871169. A live webcast of the conference call, along with related slides, will be broadcast on the investor relations section of the Company’s Web site at www.interactivedata.com and through

www.streetevents.com. To listen, please register and download audio software at the site at least 15 minutes prior to the call. For those who cannot listen to the live broadcast, a replay of the call will be available from July 23 at 2:00 p.m. until Thursday, August 6, 2009 at 2:00 p.m., and it can be accessed by dialing (706) 645-9291 or (800) 642-1687, using access code 17871169. A replay of the call, the related slides and other financial and statistical information presented on the conference call will also be available on the investor relations section of the Company’s Web site at www.interactivedata.com after the call is completed. The information on the Company’s Web site is not incorporated by reference into this press release.

Non-GAAP Information

In an effort to provide investors with additional information regarding our results on a generally accepted accounting principles (GAAP) basis, we also disclose the following non-GAAP information, which management believes provides the following useful information to investors:

•

Management refers to growth rates at constant foreign currency exchange rates so that business results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of our underlying business. Generally, when the U.S. dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower than growth reported at actual exchange rates.

•

Management includes information regarding organic revenue growth, which excludes the contribution of businesses recently acquired, related intercompany eliminations and the effects of foreign currency exchange rates because management believes that facilitating period-to-period comparisons of our organic revenue growth on a constant dollar basis better reflects actual trends. As part of determining organic growth, management refers to revenue for our Interactive Data Pricing and Reference Data, Interactive Data Real-Time Services, Interactive Data Fixed Income Analytics, and eSignal businesses. Management uses such information for evaluating its business, and for forecasting and planning purposes. In addition, since we have historically reported revenue for these businesses to the investment community as part of our reports on Form 10-K and Form 10-Q, we believe that continuing to offer such information provides consistency in our financial reporting.

•

Management includes information regarding core total costs and expenses which excludes total costs and expenses associated with businesses recently acquired, and the effects of foreign exchange because management believes changes in our core total costs and expenses on a constant dollar basis better reflect actual trends in the core businesses.

•

Management includes information regarding non-GAAP income from operations, which excludes revenue and costs and expenses associated with recently acquired businesses, intercompany eliminations and the effects of foreign exchange because management believes changes in our non-GAAP income from operations on a constant dollar basis better reflect actual trends in the core businesses.

The above measures are non-GAAP financial measures and should not be considered in isolation from (and are not intended to represent an alternative measure of) revenue, total costs and expenses, income from operations, net income or cash flows provided by operating activities, each as determined in accordance with GAAP. In addition, the above measures may not be comparable to similarly titled measures reported by other companies.

Forward-looking and Cautionary Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws, and is subject to the safe-harbor created by such Act and laws. Forward-looking statements include all statements that are not historical statements and include our statements discussing our goals, beliefs, strategies, objectives, plans, future financial conditions, potential impact of customer consolidations, future challenges and opportunities. These statements include those regarding the attractive growth prospects we see in certain product areas, our statements that our cost-saving measures will enable us to continue making important investments critical to our future success, that we are well positioned to capitalize on the opportunities we see ahead, that the out-of-period accounting adjustment is not expected to have a significant impact on the Company’s business, customers or business partners and the statements appearing under the heading “2009 Outlook.” Our forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, but are not limited to: (i) the impact of cost-cutting pressures across the industries we serve, including, without limitation, delayed sales cycles and further deceleration in usage-related revenue growth; (ii) consolidation of financial services companies, both within an industry and across industries, or the failure of financial services firms; (iii) overall economic conditions, (iv) a decline in activity levels in the securities markets; (v) the intensity of competition from vendors with greater financial resources than ours and their strategic response to our services and offerings; (vi) the possibility of a prolonged outage or other major unexpected operational difficulty at any of our key facilities; (vii) our ability to maintain relationships with our key suppliers and providers of market data; (viii) our ability to maintain our relationships with service bureaus and custodian banks; (ix) new offerings by competitors or new technologies that could cause our offerings or services to become less competitive or obsolete, or we may not be able to develop new or enhanced services or offerings; (x) new legislation or changes in government or quasi-government rules, regulations, directives or standards may reduce demand for our service or increase our expenses; (xi) our ability to negotiate and enter into strategic acquisitions or alliances on favorable terms, if at all, or to realize the anticipated benefits from any strategic acquisitions or alliances that we enter into; (xii) we provide services to financial institutions that are subject to significant regulatory oversight, and any investigation of us or our customers relating to our services could be expensive, time consuming and harm our reputation; (xiii) certain of our subsidiaries are subject to complex regulations and licensing requirements; (xiv) the risks of doing business internationally; (xv) our ability to attract and retain key personnel; and (xvi) the ability of our majority shareholder to exert influence over our affairs, including the ability to approve or disapprove any corporate actions submitted to a vote of our stockholders and (xvii) the risk that certain aspects of the Company’s ongoing reviews of the accounting matter within the Company’s European real-time market data services operation identify additional errors or have an unanticipated impact on our ongoing operations, customers or business relationships; and other factors identified in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements.

About Interactive Data Corporation

Interactive Data Corporation (NYSE: IDC) is a leading global provider of financial market data, analytics and related solutions to financial institutions, active traders and individual investors. The Company’s businesses supply real-time market data, time-sensitive pricing, evaluations and reference data for millions of securities traded around the world, including hard-to-value instruments. Many of the world’s best-known financial service and software companies subscribe to the Company’s services in support of their trading, analysis, portfolio management and valuation activities. Interactive Data, headquartered in Bedford, Mass., has approximately 2,400 employees in offices located throughout North America, Europe, Asia and Australia. Pearson plc (NYSE: PSO; LSE: PSON), an international media company, whose businesses include the Financial Times Group, Pearson Education, and the Penguin Group, is Interactive Data Corporation’s majority stockholder.

For more information about Interactive Data Corporation and its businesses, please visit www.interactivedata.com.

COMPANY CONTACTS

Investors:	Media:
Andrew Kramer	Brian Willinsky
Director of Investor Relations	Manager, Public Relations
781-687-8306	781-687-8291
andrew.kramer@interactivedata.com	brian.willinsky@interactivedata.com

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	Change	2009	2008	Change

REVENUE	$184,992	$186,149	-0.6%	$371,026	$367,860	0.9%
COSTS AND EXPENSES:
Cost of services	66,404	61,319	8.3%	126,829	121,510	4.4%
Selling, general and administrative	52,884	61,153	-13.5%	115,531	120,374	-4.0%
Depreciation	7,562	6,805	11.1%	14,679	13,310	10.3%
Amortization	7,558	6,901	9.5%	15,071	13,755	9.6%

Total costs and expenses	134,408	136,178	-1.3%	272,110	268,949	1.2%

INCOME FROM OPERATIONS	50,584	49,971	1.2%	98,916	98,911	0.0%
Interest income	514	1,966	-73.9%	1,160	4,315	-73.1%

INCOME BEFORE INCOME TAXES	51,098	51,937	-1.6%	100,076	103,226	-3.1%
Income tax expense	17,919	18,410	-2.7%	34,849	37,401	-6.8%

NET INCOME	$33,179	$33,527	-1.0%	$65,227	$65,825	-0.9%
Less: Net income attributable to noncontrolling interest	(65)	—	100%	(172)	—	100.0%

NET INCOME ATTRIBUTABLE TO INTERACTIVE DATA CORPORATION	$33,114	$33,527	-1.2%	$65,055	$65,825	-1.2%

EARNINGS PER SHARE- INTERACTIVE DATA CORPORATION:
Basic	$0.35	$0.36	-2.8%	$0.69	$0.70	-1.4%
Diluted	$0.34	$0.35	-2.9%	$0.68	$0.68	0.0%
Cash dividends declared per common share*	$0.20	$0.15	33.3%	$0.20	$0.15	33.3%
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	94,018	94,011	0.0%	93,856	94,140	-0.3%
Diluted	96,312	96,954	-0.7%	96,159	97,153	-1.0%

*	Payments of certain quarterly cash dividends do not necessarily occur in the quarter in which they were declared.

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2009	December 31, 2008
	(Unaudited)
ASSETS
Assets:
Cash and cash equivalents	$174,933	$154,162
Marketable securities	94,565	74,616
Accounts receivable, net	120,132	109,052
Prepaid expenses and other current assets	19,186	16,039
Deferred income taxes	7,013	6,511

Total current assets	415,829	360,380

Property and equipment, net	110,601	109,210
Goodwill	565,674	550,282
Intangible assets, net	143,574	157,723
Other assets	4,944	4,930

Total Assets	$1,240,622	$1,182,525

LIABILITIES AND EQUITY

Liabilities:
Accounts payable, trade	$18,878	$17,011
Accrued liabilities	65,576	85,088
Payables to affiliates	2,355	47
Income taxes payable	7,822	6,532
Deferred revenue	43,097	34,106
Dividends payable	—	18,705

Total current liabilities	137,728	161,489

Income taxes payable	11,904	11,158
Deferred tax liabilities	38,281	39,057
Other liabilities	14,830	10,418

Total Liabilities	202,743	222,122

Equity:
Interactive Data Corporation stockholders’ equity:
Preferred stock	—	—
Common stock	1,034	1,027
Additional paid-in-capital	994,506	976,651
Treasury stock, at cost	(197,405)	(190,000)
Accumulated earnings	240,786	194,733
Accumulated other comprehensive loss	(1,042)	(22,604)

Total Interactive Data Corporation stockholders’ equity	1,037,879	959,807
Noncontrolling interest	—	596

Total Equity	1,037,879	960,403

Total Liabilities and Equity	$1,240,622	$1,182,525

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30, (Unaudited)
	2009	2008

Cash flows provided by (used in) operating activities:
Net income	$65,227	$65,825
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,750	27,065
Amortization of discounts and premiums on marketable securities, net	955	279
Deferred income taxes	(2,152)	(1,139)
Excess tax benefits from stock-based compensation	(1,307)	(906)
Stock-based compensation	9,237	6,898
Provision for doubtful accounts and sales credits	1,233	641
Loss on dispositions of fixed assets	410	181
Changes in operating assets and liabilities, net	(17,273)	(17,620)

NET CASH PROVIDED BY OPERATING ACTIVITIES	86,080	81,224

Cash flows provided by (used in) investing activities:
Purchase of fixed assets	(15,488)	(14,674)
Acquisition of business	(3,231)	—
Purchase of marketable securities	(122,019)	(70,567)
Proceeds from maturities of marketable securities	101,063	112,397

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(39,675)	27,156

Cash flows provided by (used in) financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	8,803	8,469
Purchase of treasury stock	(6,886)	(27,417)
Common stock cash dividends paid	(37,615)	(75,425)
Excess tax benefits from stock-based compensation	1,307	906

NET CASH USED IN FINANCING ACTIVITIES	(34,391)	(93,467)

Effect of change in exchange rates on cash and cash equivalents	8,757	3,079

NET INCREASE IN CASH AND CASH EQUIVALENTS	20,771	17,992
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	154,162	205,470

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$174,933	$223,462

RECONCILIATION OF NON-GAAP MEASURES

Revenue Before Effects of Foreign Exchange, Acquisition-Related Revenue

and Intercompany Eliminations Resulting from Acquisitions*

(In thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	Change	2009	2008	Change
Revenue
Institutional Services:
Pricing and Reference Data	$123,190	$117,822	4.6%	$245,021	$231,626	5.8%
Real-Time Services	32,832	37,884	-13.3%	67,760	75,863	-10.7%
Fixed Income Analytics	8,169	8,094	0.9%	16,362	16,199	1.0%

Institutional Services total	164,191	163,800	0.2%	329,143	323,688	1.7%

Active Trader Services:
eSignal	20,801	22,349	-6.9%	41,883	44,172	-5.2%

Active Trader Services total	20,801	22,349	-6.9%	41,883	44,172	-5.2%

Total revenue	184,992	186,149	-0.6%	371,026	367,860	0.9%

Effects of foreign exchange
Institutional Services:
Pricing and Reference Data	6,970	—	—	16,333	—	—
Real-Time Services	4,138	—	—	8,997	—	—
Fixed Income Analytics	7	—	—	38	—	—

Institutional Services total	11,115		—	25,368		—

Active Trader Services:
eSignal	642	—	—	1,458	—	—

Active Trader Services total	642	—	—	1,458	—	—

Total effects of foreign exchange	11,757	—	—	26,826	—	—

Non-GAAP revenue before effects of foreign exchange	196,749	186,149	5.7%	397,852	367,860	8.2%

Acquisition-related revenue
Acquisition-related revenue - Kler’s	(2,611)	—	—	(5,089)	—	—
Acquisition-related revenue - NTT DATA Financial	(3,332)	—	—	(6,364)	—	—

Total effects of acquisition-related revenue	(5,943)	—	—	(11,453)	—	—

Non-GAAP revenue before effects of foreign exchange and acquisition-related revenue	190,806	186,149	2.5%	386,399	367,860	5.0%

Intercompany eliminations - NTT DATA Financial	—	(1,131)	—	—	(2,423)	—

Non-GAAP revenue before above factors*	190,806	185,018	3.1%	386,399	365,437	5.7%

*	Also referred to in this news release as organic revenue

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Interactive Data Pricing and Reference Data Revenue

Before Effects of Foreign Exchange, Acquisition-Related Revenue

and Intercompany Eliminations Resulting from Acquisitions

(In thousands)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2009	2008	Change	2009	2008	Change
Interactive Data Pricing and Reference Data revenue	$123,190	$117,822	4.6%	$245,021	$231,626	5.8%
Effects of foreign exchange	6,970	—	—	16,333	—	—

	$130,160	$117,822	10.5%	$261,354	$231,626	12.8%
Acquisition-related revenue - Kler’s	(2,611)	—	—	(5,089)	—	—
Acquisition-related revenue - NTT DATA Financial	(3,332)	—	—	(6,364)	—	—
Intercompany eliminations - NTT DATA Financial	—	(1,131)	—	—	(2,423)	—

Non-GAAP revenue before above factors*	$124,217	$116,691	6.4%	$249,901	$229,203	9.0%

*	Also referred to in this news release as organic revenue

Interactive Data Real-Time Services Revenue

Before Effects of Foreign Exchange

(In thousands)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2009	2008	Change	2009	2008	Change
Interactive Data Real-Time Services revenue	$32,832	$37,884	-13.3%	$67,760	$75,863	-10.7%
Effects of foreign exchange	4,138	—	—	8,997	—	—

Non-GAAP revenue before effects of foreign exchange*	$36,970	$37,884	-2.4%	$76,757	$75,863	1.2%

*	Also referred to in this news release as organic revenue

Interactive Data Fixed Income Analytics Revenue

Before Effects of Foreign Exchange

(In thousands)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2009	2008	Change	2009	2008	Change
Interactive Data Fixed Income Analytics revenue	$8,169	$8,094	0.9%	$16,362	$16,199	1.0%
Effects of foreign exchange	7	—	—	38	—	—

Non-GAAP revenue before effects of foreign exchange*	$8,176	$8,094	1.0%	$16,400	$16,199	1.2%

*	Also referred to in this news release as organic revenue

eSignal Revenue

Before Effects of Foreign Exchange

(In thousands)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2009	2008	Change	2009	2008	Change
eSignal revenue	$20,801	$22,349	-6.9%	$41,883	$44,172	-5.2%
Effects of foreign exchange	642	—	—	1,458	—	—

Non-GAAP revenue before effects of foreign exchange*	$21,443	$22,349	-4.1%	$43,341	$44,172	-1.9%

*	Also referred to in this news release as organic revenue

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Revenue by Geography Before Effects of Foreign Exchange, Acquisition-Related Revenue

and Related Intercompany Eliminations Resulting from Acquisitions

(In thousands)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2009	2008	Change	2009	2008	Change
Revenue by Geography
North America	$131,799	$131,545	0.2%	$264,351	$258,229	2.4%
Europe	45,456	49,933	-9.0%	91,738	100,705	-8.9%
Asia-Pacific	7,737	4,671	65.6%	14,937	8,926	67.3%

Total revenue	$184,992	$186,149	-0.6%	$371,026	$367,860	0.9%

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2009	2008	Change	2009	2008	Change
Revenue by Geography as a percentage of revenue
North America	71.2%	70.7%	0.6%	71.2%	70.2%	1.1%
Europe	24.6%	26.8%	-2.3%	24.7%	27.4%	-2.7%
Asia-Pacific	4.2%	2.5%	1.7%	4.0%	2.4%	1.6%

Total revenue	100.0%	100.0%	0.0%	100.0%	100.0%	0.0%

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2009	2008	Change	2009	2008	Change
Revenue - North America	131,799	131,545	0.2%	264,351	258,229	2.4%
Intercompany eliminations - NTT DATA Financial	—	(1,131)	—	—	(2,423)	—

Non-GAAP revenue before effects of foreign exchange*	$131,799	$130,414	1.1%	$264,351	$255,806	3.3%

* Also referred to in this news release as organic revenue

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2009	2008	Change	2009	2008	Change
Revenue - Europe	45,456	49,933	-9.0%	91,738	100,705	-8.9%
Effects of foreign exchange	11,076	—	—	25,233	—	—

	56,532	49,933	13.2%	116,971	100,705	16.2%
Acquisition-related revenue - Kler’s	(2,611)	—	—	(5,089)	—	—

Non-GAAP revenue before effects of foreign exchange*	$53,921	$49,933	8.0%	$111,882	$100,705	11.1%

* Also referred to in this news release as organic revenue

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2009	2008	Change	2009	2008	Change
Revenue - Asia Pacific	7,737	4,671	65.6%	14,937	8,926	67.3%
Effects of foreign exchange	681	—	—	1,593	—	—

	8,418	4,671	80.2%	16,530	8,926	85.2%
Acquisition-related revenue - NTT DATA Financial	(3,332)	—	—	(6,364)	—	—

Non-GAAP revenue before effects of foreign exchange*	$5,086	$4,671	8.9%	$10,166	$8,926	13.9%

* Also referred to in this news release as organic revenue

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (CONTINUED)

Total Costs and Expenses Before Effects of Acquisition-Related

Total Costs and Expenses, and Foreign Exchange

(In thousands)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2009	2008	Change	2009	2008	Change

Total costs & expenses	$134,408	$136,178	-1.3%	$272,110	$268,949	1.2%

Effects of foreign exchange	8,342	—	—	18,613	—	—

Total costs & expenses before the effects of foreign exchange	142,750	136,178	4.8%	290,723	268,949	8.1%

Effects of foreign exchange primarily related to the revaluation of overseas bank balances	(1,196)	1,065	—	(1,922)	3,428	—

Total costs & expenses before all foreign exchange-related items	141,554	137,243	3.1%	288,801	272,377	6.0%

Acquisition-related costs & expenses
Total costs & expenses – NTT DATA Financial	(1,597)	—	—	(3,213)	—	—
Total costs & expenses – Kler’s	(1,404)	—	—	(2,740)	—	—

	(3,001)	—	—	(5,953)	—	—

Non-GAAP total costs & expenses before above factors	$138,553	$137,243	1.0%	$282,848	$272,377	3.8%

Income from Operations* Before Effects of Acquisitions and Foreign Exchange

(In thousands)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2009	2008	Change	2009	2008	Change

Non-GAAP revenue before above factors	$190,806	$185,018	3.1%	$386,399	$365,437	5.7%

Non-GAAP total costs and expenses before above factors	138,553	137,243	1.0%	282,848	272,377	3.8%

Non-GAAP income from operations	$52,253	$47,775	9.4%	$103,551	$93,060	11.3%

*	Also referred to in this news release as non-GAAP income from operations

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

2009 Outlook

GAAP Revenue to Organic (non-GAAP) Revenue

•	2009 revenue is now expected to be roughly flat with 2008.

•	This forecast still includes an anticipated positive impact of approximately two percentage points from acquisitions completed in 2008.

•

Our prior guidance assumed that 2009 revenue would be negatively impacted by approximately six percentage points associated with changes in foreign exchange rates. Our revenue forecast now includes a negative impact of approximately four percentage points associated with changes in foreign exchange rates as of June 30, 2009.

•	Excluding the above factors, 2009 organic (non-GAAP) revenue growth over 2008 (on a percentage change basis) is now expected to be at the low end of the low-single digit range

GAAP Income from Operations to Organic (non-GAAP) Income from Operations

•	2009 income from operations versus 2008 (on a percentage change basis) is expected to decline in the low-single digit range.

•	This forecast still includes an anticipated positive impact of approximately two percentage points from acquisitions completed in 2008.

•

Our prior guidance assumed that changes in foreign exchange rates would negatively impact 2009 income from operations by more than five percentage points. This forecast now includes a negative impact of at least four percentage points related to changes in foreign exchange rates as of June 30, 2009.

•	Excluding the above factors, 2009 organic (non-GAAP) income from operations growth versus 2008 (on a percentage change basis) is expected to be in the mid-single digit range

•

It is not yet possible to quantify the magnitude of changes that are likely to impact organic (non-GAAP) income from operations from the effects of foreign exchange rate changes primarily related to the revaluation of overseas bank balances.

SUPPLEMENTARY DATA

Average Foreign Exchange Rates

(1 Local Currency Unit to the U.S. dollar)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2009	2008	$ Change	% Change	2009	2008	$ Change	% Change
GBP to USD	$1.55	$1.97	$(0.42)	-21.3%	$1.49	$1.97	$(0.48)	-24.4%

EUR to USD	$1.36	$1.56	$(0.20)	-12.8%	$1.33	$1.53	$(0.20)	-13.1%

AUD to USD	$0.76	$0.94	$(0.18)	-19.1%	$0.71	$0.92	$(0.21)	-22.8%

Out-of-Period Accounting Adjustment*

(In thousands)

	Three Months Ended March 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006	Total

Decrease in Revenue	$191	$1,381	$200	$209	$1,981

Increase in Total Costs and Expenses	1,308	6,480	611	122	8,521

Total	$1,499	$7,861	$811	$331	$10,502

*	The out-of-period accounting adjustment detailed above is related to write down of certain assets and the accrual of certain liabilities associated with the Company’s European real-time market data services operation within the Institutional Services Segment.